POWER OF ATTORNEY

     The undersigned officer of Veridian
Corporation (the "Company") hereby constitutes and appoints James P. Allen, Jerald S. Howe, Jr. and Phyllis D. Seidler each with full power to act and with full power of substitution and resubstitution, my true and lawful attorneys-in-fact and agents with full power to:

   (1)	execute for and
on behalf of the undersigned, in the capacity indicated below, Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules thereunder;

   (2)	do and
perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the Securities and Exchange Commission and any stock exchange or similar authority; and

   (3)	take any other action of
any type whatsoever in connection with the foregoing which, in the opinion of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorneys-in-fact may approve in such attorneys-in-facts' discretion.

     The undersigned hereby ratifies and
confirms all that such attorneys-in-fact or their substitutes shall lawfully do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Exchange Act.

     This Power of Attorney shall remain
in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed on October 15, 2002:


Name	           Title

	   /s/ Scott M. Goss	Senior Vice President